Exhibit 3.2

BYLAWS

OF

CREDO PETROLEUM CORPORATION

ARTICLE I

OFFICES

The registered office of CREDO Petroleum Corporation (the “Company”) in the State of Delaware will be as provided for in the Certificate of Incorporation of the Company (the “Certificate of Incorporation”).  The Company will have offices at such other places as the Board of Directors may from time to time determine.

ARTICLE II

STOCKHOLDERS

2.1.          Annual Meetings.  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting will be held on the date and at the time and place, if any, fixed, from time to time, by resolution of the Board of Directors.

2.2.          Special Meetings.  Special meetings of stockholders may be called by those persons authorized to do so in the Certificate of Incorporation. In the case of a special meeting requested by stockholders, the Board of Directors shall, within 30 days of the Company’s receipt of a duly submitted request for such meeting, set a place, time and date for the meeting, which date shall be not later than 90 days from the date such request is received.

2.3.          Notice of Meeting.  Written notice stating the place, if any, date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by law or the Certificate of Incorporation, either personally or by mail, prepaid telegram, telex, facsimile transmission, electronic mail, cablegram or overnight courier, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice will be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at the stockholder’s address as it appears on the stock records of the Company.  Notice given by electronic transmission pursuant to this Section shall be deemed given: (1) if by facsimile transmission, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to the electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting, and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.  An affidavit of the secretary or assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.4.          Waiver.  Attendance of a stockholder of the Company, either in person or by proxy, at any meeting, whether annual or special, will constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  A written or electronic transmission of waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, will be equivalent to notice.  If such waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.  Neither the business to be transacted at, nor the purposes of, any meeting need be specified in any written waiver of notice.

2.5.          Record Date for Meetings. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty or fewer than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

2.6.          Notice of Business to be Transacted at Meetings of Stockholders.  No business may be transacted at any meeting of stockholders, including the nomination or election of persons to the Board of Directors, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof) with respect to an annual meeting or a special meeting, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.6 and on the record date for the determination of stockholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 2.6.  In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.  The notice procedures set forth in this Section 2.6 shall not be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to, and in compliance with the requirements of, Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”).

(a)           To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety days nor more than one hundred twenty days prior to the date of the meeting; provided, however, that in the event that public disclosure of the date of the meeting is first made less than one hundred days prior to the date of the meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such public disclosure of the date of the meeting was made.

(b)           To be in proper written form, a stockholder’s notice to the secretary regarding any business other than nominations of persons for election to the Board of Directors must set forth as to each matter such stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) all other ownership interests of such stockholder, including derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities, loans, timed purchases and other economic and voting interests, (v) a description of all other arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

(c)           To be in proper written form, a stockholder’s notice to the secretary regarding nominations of persons for election to the Board of Directors must set forth (a) as to each proposed nominee, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the nominee and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) all other ownership interests of such stockholder, including derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities, loans, timed purchases and other economic and voting interests, (iv) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.  Each proposed nominee will be required to complete a questionnaire, in a form to be provided by the Corporation, to be submitted with the stockholder’s notice.  The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(d)           No business shall be conducted at any meeting of stockholders, and no person nominated by a stockholder shall be eligible for election as a director, unless proper notice was given with respect to the proposed action in compliance with the procedures set forth in this Section 2.6.  Determinations of the chairman of the meeting as to whether those procedures were complied with in a particular case shall be final and binding.

2.7.          Quorum and Adjournment.  Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, will constitute a quorum.  If a quorum is not present at any meeting, the chairman of the meeting, or the stockholders, although less than a quorum, may adjourn the meeting to another time and place.  When a meeting is adjourned to another time and place, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the date, time and place thereof, are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the stockholders may transact any business that might have been transacted at the original meeting.  A determination of stockholders of record entitled to notice of or vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.  If the adjournment is for more than 30 days or, if after an adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

2.8.          Procedure.  The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the chairman of the meeting.  The chairman of any meeting of the stockholders shall be the chairman of the Board of Directors or, in his or her absence, the most senior officer of the Company present at the meeting.  The secretary of the Company shall act as secretary of all meetings of the stockholders, but, in the absence of the secretary, the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

2.9.          Vote Required.  Except as otherwise provided by law or by the Certificate of Incorporation:

(a)           Directors shall be elected by a plurality in voting power of the shares in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors; and

(b)           Whenever any corporate action other than the election of directors is to be taken, it shall be authorized by a majority in voting power of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter.

2.10.        Manner of Voting; Proxies.

(a)           At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy.  Each stockholder shall be entitled to vote each share of stock having voting power and registered in such stockholder’s name on the books of the Company on the record date fixed for determination of stockholders entitled to vote at such meeting.

(b)           Each person entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  Proxies shall be filed with the secretary of the Company prior to the meeting being called to order.  Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute valid means by which a stockholder may grant such authority:

(1)           A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee, or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; and

(2)           A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person or persons who will be the holder of the proxy or to an agent of the proxyholder(s) duly authorized by such proxyholder(s) to receive such transmission; provided, however, that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder.  If it is determined that any such telegram, cablegram, or other electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied.

Any copy, facsimile telecommunication, or other reliable reproduction of a writing or electronic transmission authorizing a person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

2.11.        Conduct of the Meeting.  At each meeting of stockholders, the presiding officer of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure.  The Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with any such rules  and regulations adopted by the Board of Directors, the presiding officer of the meeting shall have the right and authority to convene and to adjourn the meeting and to establish rules, regulations, and procedures, which need not be in writing, for the conduct of the meeting and to maintain order and safety.  Without limiting the foregoing, he or she may:

(a)           restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board of Directors;

(b)           place restrictions on entry to the meeting after the time fixed for the commencement thereof;

(c)           restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

(d)           adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present; and

(e)           make rules governing speeches and debate, including time limits and access to microphones.

(f)            The presiding officer of the meeting shall act in his or her absolute discretion and his or her rulings shall not be subject to appeal.

2.12.        Inspectors of Election.  The Company may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Company outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Company represented at the meeting and the validity of proxies and ballots, (iii)  count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Company represented at the meeting and such inspectors’ count of all votes and ballots.  Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Company, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

DIRECTORS

3.1.          Number.  Subject to the provisions of the Certificate of Incorporation, the number of directors will be fixed from time to time exclusively by resolutions adopted by the Board of Directors.

3.2.          Powers.  The Board of Directors shall exercise all of the powers of the Company except such as are, by applicable law, the Certificate of Incorporation, or these Bylaws, conferred upon or reserved to the stockholders of any class or classes or series thereof.

3.3.          Resignations.  Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or the secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director.  Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein.  Acceptance of such resignation shall not be necessary to make it effective.

3.4.          Regular Meetings.  The Board of Directors shall meet on the same day as the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting will be necessary in order to legally constitute the meeting.  Regular meetings of the Board of Directors will be held at such times and places as the Board of Directors may from time to time determine.

3.5.          Special Meetings.  Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the chairman of the board, the chief executive officer, or by a majority of the Board of Directors.

3.6.          Notice of Meetings.  Notice of every meeting of the Board of Directors will be given to each director at his usual place of business or at such other address as will have been furnished by him for such purpose.  Such notice will be properly and timely given if it is (a) deposited in the United States mail not later than the third calendar day preceding the date of the meeting or (b) personally delivered, telegraphed, sent by facsimile or electronic transmission or communicated by telephone at least twenty-four hours before the time of the meeting.  Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

3.7.          Waiver of Notice.  Attendance of a director at a meeting of the Board of Directors will constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, will be equivalent to the giving of such notice.

3.8.          Required Vote; Adjournment.  Except as may be otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present will be deemed the act of the Board of Directors.  Less than a quorum may adjourn any meeting of the Board of Directors from time to time without notice.

3.9.          Participation in Meetings by Telephone.  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation will constitute presence in person at such meeting.

3.10.        Action Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.  Any such consent may be in counterparts and will be effective on the date of the last signature thereon unless otherwise provided therein.

3.11.        Fees and Compensation of Directors.  Unless otherwise provided by the Certificate of Incorporation, or these Bylaws, the Board of Directors, by resolution or resolutions, may fix the compensation of directors.  The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director.  Nothing contained in these Bylaws shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

COMMITTEES

4.1.          Designation of Committees.  The Board of Directors may establish one or more committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Company.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

4.2.          Committee Powers and Authority.  Except to the extent otherwise required by law, the Board of Directors may provide, by resolution or by amendment to these Bylaws, that a committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Company to the extent the Board of Directors deems it reasonable and appropriate to do so.

ARTICLE V

OFFICERS

5.1.          Number.  The officers of the Company will be appointed or elected by the Board of Directors.  The officers will be a chief executive officer, a president, such number, if any, of executive vice presidents as the Board of Directors may from time to time determine, such number, if any, of vice presidents as the Board of Directors may from time to time determine, a secretary, such number, if any, of assistant secretaries as the Board of Directors may from time to time determine, and a treasurer.  Any person may hold two or more offices at the same time.

5.2.          Additional Officers.  The Board of Directors may appoint such other officers as it may deem appropriate.

5.3.          Term of Office; Resignation.  All officers, agents and employees of the Company will hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.  Any officer may resign at any time by giving written notice of his resignation to the chief executive officer, the president, or to the secretary, and acceptance of such resignation will not be necessary to make it effective unless the notice so provides.  Any vacancy occurring in any office will be filled by the Board of Directors.

5.4.          Duties.  The officers of the Company will perform the duties and exercise the powers as may be assigned to them from time to time by the Board of Directors or the president or chief executive officer.

5.5.          Salaries.  Subject to any applicable law, regulation or stock exchange rule to which the Company may be subject, the salaries of all officers of the Company shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Company.

ARTICLE VI

CAPITAL STOCK

6.1.          Certificates.  The shares of capital stock of the Company may be represented by certificates or may be uncertificated.  To the extent required by law, every holder of capital stock of the Company represented by certificates, and upon request, every holder of uncertificated shares, shall be entitled to a certificate representing such shares.  Certificates for shares of stock of the Company shall be issued under the seal of the Company, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Company as they are issued.  Each certificate shall bear a serial number, shall exhibit the holder’s name and the number of shares evidenced thereby, and shall be signed by the chairman of the Board or a vice chairman, if any, or the president, if any, or any vice president, and by the secretary.  Any or all of the signatures on the certificate may be a facsimile.  If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, the certificate may be issued by the Company with the same effect as if such person or entity were such officer, transfer agent, or registrar at the date of issue.

6.2.          Registered Stockholders.  The Company will be entitled to treat the holder of record of any share or shares of stock of the Company as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as provided by law.

6.3.          Cancellation of Certificates.  All certificates surrendered to the Company will be canceled and, except in the case of lost, stolen or destroyed certificates, no new certificates will be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and canceled.

6.4.          Lost, Stolen, or Destroyed Certificates.  The Board of Directors or chief executive officer may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact in a form acceptable to the Board of Directors or the chief executive officer by the person claiming the certificate or certificates to be lost, stolen or destroyed.  In its discretion, and as a condition precedent to the issuance of any such new certificate or certificates, the Board of Directors or the chief executive officer may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, give the Company and its transfer agent or agents, registrar or registrars a bond in such form and amount as the Board of Directors or the chief executive officer may direct as indemnity against any claim that may be made against the Company and its transfer agent or agents, registrar or registrars on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII

FISCAL YEAR

7.1.          Fiscal Year.  The Company’s fiscal year will end on the 31st of October of each year.

ARTICLE VIII

AMENDMENTS

8.1.          Amendments.  Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended, or repealed at any annual meeting of the stockholders or at any special meeting of the stockholders duly called for that purpose by a majority vote of the shares represented and entitled to vote at such meeting.  Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may amend these Bylaws or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Company.

ARTICLE IX

MISCELLANEOUS

9.1.          Books and Records.

(a)           Any books or records maintained by the Company in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time.  The Company shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these Bylaws, or the provisions of Delaware law.

(b)           It shall be the duty of the secretary or other officer of the Company who shall have charge of the stock ledger to prepare, or have prepared, and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the stockholder’s name.  Nothing contained in this subsection (b) shall require the Company to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting during ordinary business hours, at the principal place of business of the Company. At the meeting, the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence of the identity of the stockholders entitled to examine such list.

(c)           Except to the extent otherwise required by law, the Certificate of Incorporation, or these Bylaws, the Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the stock ledger, books, records, and accounts of the Company, or any of them, shall be open to inspection by the stockholders and the stockholders’ rights, if any, in respect thereof.  Except as otherwise provided by law, the stock ledger shall be the only evidence of the identity of the stockholders entitled to examine the stock ledger and the books, records, or accounts of the Company.

9.2.          Voting Shares in Other Business Entities.  Any officer of the Company designated by the Board of Directors may vote any and all shares of stock or other equity interest held by the Company in any other corporation or other business entity, and may exercise on behalf of the Company any and all rights and powers incident to the ownership of such stock or other equity interest.

9.3.          Record Date for Distributions and Other Actions.  In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other lawful action, except as may otherwise be provided in these Bylaws, the Board of Directors may fix a record date.  Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

9.4.          Electronic Transmission.  For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

9.5.          Certificate of Incorporation.  Notwithstanding anything to the contrary contained herein, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.